Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE: November 16, 2009
CRC Health Corporation Reports Operating Results
For the Third Quarter and Nine Months Ended September 30, 2009

CUPERTINO, CA, November 16, 2009 - CRC Health Corporation ("CRC" or the "Company"), a leading provider of substance abuse treatment and youth services through its wholly owned consolidated subsidiaries, announced its results for the three months and nine months ended September 30, 2009.

The Company has two operating divisions: recovery division and healthy living division. The recovery division provides substance abuse and behavioral disorder treatment services through residential treatment facilities and outpatient treatment clinics. The healthy living division includes programs and treatment services for adolescent youth as well as treatment services for eating disorders, obesity, and weight management serving all age groups. Adolescent and youth treatment services include therapeutic boarding schools and educational outdoor programs for children and adolescents struggling with academic, emotional, and behavioral issues.

Consolidated net revenue for the three months ended September 30, 2009 decreased $8.8 million or 7.1% to $114.7 million compared to the same period in 2008. For the three months ended September 30, 2009, consolidated operating expenses decreased $124.5 million to $119.9 million, or 50.9% compared to the same period in 2008. For the three months ended September 30, 2009 adjusted pro forma earnings before interest, taxes, depreciation and amortization
("EBITDA") increased $1.1 million, or 3.7%, to $30.6 million compared to $29.5 million during the same period in 2008.

For the nine months ended September 30, 2009, consolidated net revenue decreased $25.2 million or 7.1% to $330.9 million compared to the same period in 2008. Consolidated operating expenses for the nine months ended September 30, 2009, decreased $135.0 million to $309.4 million, or 30.4% compared to the same period in 2008.  Adjusted pro forma earnings for the nine months ended September 30, 2009, adjusted before interest, taxes, depreciation and amortization ("EBITDA") decreased $2.6 million, or 3.4%, to $75.0 million compared to $77.6 million during the same period in 2008.

During the three and nine months ended September 30, 2009 management continued execution of the restructuring plan initiated in fiscal 2008
(the "FY08 Plan"). The purpose of the plan is to further align the Company's resources with its strategic business plan through workforce reductions, facility consolidations, and facility exit actions. Actions under the FY08 Plan are focused on facilities which have been negatively impacted by the economic crisis and the depressed credit markets. During the three months ended September 30, 2009, the Company implemented additional reductions in employee positions impacting all divisions and closed one facility within the  healthy living division. For the nine months ended September 30, 2009 facility exit activities consisted of two programs in the Company's healthy living division and one facility within its recovery division.  Facility exit activities under the FY08 Plan are expected to be substantially complete by the end of 2009.

At September 30, 2009, the Company had approximately $4.1 million in liabilities related to the FY08 Plan which consisted of employee related benefits and minimum lease commitments for certain of its facilities. Remaining restructuring actions may include further division consolidations and facility exit actions which are expected to be substantially complet by the end of 2009. Facilities which have been held for sale, or otherwise disposed as of September 30, 2009 are reflected as discontinued operations in the Company's unaudited condensed consolidated statements of operations and in its unaudited condensed consolidated balance sheets.

Historical Financial Results

Three Months and Nine Months Ended September 30, 2009 Consolidated Financial Results:

Recovery Division:

Three Months Ended September 30, 2009 Compared to Three Months Ended September 30, 2008

Net revenue decreased $0.3 million, or 0.4%, to $78.5 million for the quarter from $78.8 million from the comparable period in the prior year.
Revenue decreases were due to an increase of $1.4 million in comprehensive treatment centers("CTC") offset by decreases of $1.7 million in revenues from residential treatment centers. Same-facility revenue decreased $0.7 million due to a decrease of $2.2 million in residential treatment centers partially offset by an increase of $1.5 million in CTC revenue.

Adjusted pro forma revenue decreased $0.9 million, or 1.1%, to $78.6 million for the quarter from $79.5 million from the comparable period in the prior year.
Adjusted pro forma EBITDA increased $2.2 million, or 8.2%, to $28.9 million for the quarter from $26.7 million from the comparable period in the prior year.

Recovery division operating expenses decreased $2.1 million year over year primarily due to restructuring related decreases of approximately of
$1.1 million in salaries and $1.0 million in supplies, facilities, and other costs. Recovery division, same-facility operating expenses decreased $1.8 million or 3.6% primarily driven by decreases of $0.7 million in salaries and benefits. The remaining $1.1 million decrease was due to decreases in supplies, facilities, and other costs within residential treatment centers.

Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008

Net revenue decreased $0.5 million, or 0.2%, to $232.0 million for the nine months ended September 30, 2009 from $232.5 million from the comparable period in the prior year. Revenue decreases were due to a decrease of $5.7 million in residential treatment center revenues partially offset by increases of $5.2 million in revenues from CTCs. Same-facility revenue decreased $3.0 million due to a decrease of $8.3 million in residential treatment centers partially offset by an increase of $5.3 million in CTCs.

Adjusted pro forma revenue decreased $3.7 million, or 1.6%, to $232.3 million for the nine months ended September 30, 2009 from $236.0 million from the comparable  period in the prior year. Adjusted pro forma EBITDA increased $4.4 million, or 5.8%, to $80.8 million for the quarter from $76.4 million from the comparable period in the prior year.

Recovery division consolidated operating expenses decreased $4.8 million, or 2.9%, to $159.9 million for the nine months ended September 30, 2009 from $164.7 million from the comparable period in the prior year. The decrease in recovery division consolidated operating expenses is primarily due to a $2.0 million decrease in salaries and a $2.5 million decrease in supplies facilities and other costs resulting from restructuring activities under the FY08 Plan. Recovery division, same-facility decrease in operating expenses was $6.7 million, or 4.5%, driven by decreases of $3.4 million in salaries and benefits with residential treatment centers and CTCs contributing decreases of $2.7 million and $0.7 million respectively.
The remaining $3.3 million decrease was due to decreases in supplies, facilities, and other costs primarily within residential treatment centers.

Healthy Living Division:

Three Months Ended September 30, 2009 Compared to Three Months Ended September 30, 2008

Net revenue decreased $8.5 million, or 19.1%, to $36.1 million for the quarter from $44.6 million from the comparable prior-year  period.
The decrease in revenue was driven by a lessening of demand as a result of the weak economic environment and the inability of families and individuals to access the credit markets and student loan markets to fund the tuition. Same-facility net revenue decreased $9.2 million, or 20.8%, to $35.0 million for the quarter from $44.2 million from the comparable prior-year quarter due primarily to the aforementioned economic conditions.

Adjusted pro forma revenue decreased $8.5 million, or 19.0%, to $36.1 million for the three months ended September 30, 2009 from $44.6 million from the comparable period in the prior year. Adjusted pro forma EBITDA decreased $1.3 million, or 19.0%, to $5.7 million for the three months from $7.0 million from the comparable prior-year period.

Excluding non-cash impairment  charges of $27.8 million and $142.3 million recognized during the three months ended September 30, 2009 and 2008 respectively, our healthy living division incurred a decrease of $7.3 million in operating expense, or 18.3%, primarily driven by a $4.6 million decrease in salaries and benefits as well as a $2.4 million decrease in supplies, facilities, and other costs. Same facility operating expenses decreased $5.7 million or 16.1% from the comparable prior-year period. $3.4 million of the decrease was due to decreases in salaries and benefits with decreases of $1.5 million decrease in adolescent outdoor programs, $1.6 million decrease in adolescent residential boarding schools, and $0.3 million decrease in weight management. The remaining $2.3 million decrease in operating expenses was due to decreased expenditures within  supplies, facilities, and other operating costs of a $0.7 million decrease in adolescent residential boarding schools, a
$0.7 million decrease in adolescent outdoor programs, and a $0.8 million decrease in weight management.

Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008

Net revenue decreased $24.6 million, or 19.9%, to $98.7 million for the nine months ended September 30, 2009 from $123.3 million from the comparable prior-year period. The decrease in revenue was driven by lower revenue performance across the division due to a lessening of demand as a result of the weak economic environment and the inability of families and individuals to access the credit markets and student loan markets to fund the tuition. Same-facility net revenue decreased $25.4 million, or 20.7%, to $97.3 million for the nine months from $122.7 million from the comparable prior-year period. Of the decrease in same-facility net revenue, $12.1 million and $10.3 million, or 17.9% and 30.9% was attributable to our adolescent residential boarding and our adolescent outdoor programs, respectively. The remaining $3.0 million or 13.7% decrease was in weight management.

Adjusted pro forma revenue decreased $24.6 million, or 19.9%, to $98.7 million for the nine months ended September 30, 2009 from $123.3 million from the comparable period in the prior year. Adjusted pro forma EBITDA decreased $5.1 million, or 37.1%, to $8.7 million for the nine months from $13.8 million from the comparable prior-year period.

Excluding non-cash impairment  charges of $29.3 million and $142.3 million recognized during the nine months ended September 30, 2009 and 2008 respectively, our healthy living division incurred a decrease of $18.7 million in operating expense, or 16.0%, primarily driven by a $11.8 million decrease in salaries and benefits as well as a $6.0 million decrease in supplies, facilities, and other costs. Same facility operating expenses decreased $15.9 million or 15.5% from the comparable prior-year period. $10.1 million of the decrease was due to decreases in salaries and benefits comprised of a $4.4 million decrease in adolescent residential boarding schools, $4.5 million decrease in adolescent outdoor programs,  and $1.2 million decrease in weight management. The remaining $5.8 million decrease in operating expenses was due to decreased expenditures in supplies, facilities, and other operating costs consisting of a $2.4 million decrease in adolescent residential boarding schools, $1.8 million decrease in weight management, and 1.6 million in adolescent outdoor programs.

    Corporate:

    Three Months Ended September 30, 2009 Compared to Three Months Ended September 30, 2008

Corporate operating expenses of $7.2 million remained flat year over year.

Adjusted pro forma EBITDA negative contribution decreased $0.3 million, or 6.4%, to ($4.0) million from ($4.3) million year over year.

    Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008

Corporate operating expenses increased $3.4 million or 16.7% year over year due in part to restructuring activities inclusive of the consolidation of our administrative functions.

Adjusted pro forma EBITDA negative contribution increased $1.9 million, or 14.9%, to ($14.6 ) million from ($12.7) million year over year.

    The unaudited adjusted pro forma revenue and EBITDA for the periods presented give effect to all acquisitions as if they had occurred on January 1, 2008. The pro forma adjustments are based upon available information and certain assumptions that CRC believes are reasonable.
    The pro forma adjusted EBITDA is for informational purposes only and does not purport to represent what CRC's result of operations or financial position would have been if the acquisitions in 2008 occurred at any date, nor does such information purport to project the results of operations for any future period.

    In order to supplement its condensed consolidated financial statements presented in accordance with GAAP, CRC is providing a summary to show the computation of EBITDA, as well as adjusted pro forma EBITDA. Adjusted pro forma EBITDA takes into account certain adjustments which are excluded from EBITDA for purposes of various covenants in the indenture governing
    CRC's 10¾% senior subordinated notes due 2016 and its senior secured credit facility, as amended to date. CRC believes that the adjusted pro forma EBITDA information presented provides useful information to both management and investors concerning its ability to meet its future debt obligations and to comply with certain covenants in its borrowing arrangements that are tied to these measures. CRC also believes that including the effect of these items allows management and investors to better compare
    CRC's financial performance from period-to-period, and to better compare CRC's financial performance with that of its competitors.
    The presentation of this additional information is not meant to be considered in isolation of, or as a substitute for, results prepared in accordance with GAAP.

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
SEPTEMBER 30, 2009 AND DECEMBER 31, 2008
(In thousands, except share amounts)

	September 30, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,454	$2,540
Restricted cash	875	—
Accounts receivable, net of allowance for doubtful accounts of $5,410 in 2009 and $5,409 in 2008	32,569	30,826
Prepaid expenses	5,613	7,703
Other current assets	1,263	1,618
Deferred income taxes	4,029	4,029
Current assets of discontinued operations, facility exits	16,170	14,125
Total current assets	66,973	60,841
PROPERTY AND EQUIPMENT-Net	124,276	129,728
GOODWILL	579,262	604,078
INTANGIBLE ASSETS-Net	344,306	354,463
OTHER ASSETS	19,426	20,065
TOTAL ASSETS	$1,134,243	$1,169,175
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,642	$6,165
Accrued liabilities	30,519	29,061
Income taxes payable	6,102	1,201
Current portion of long-term debt	6,014	6,522
Other current liabilities	26,386	31,657
Current liabilities of discontinued operations, facility exits	1,428	703
Total current liabilities	75,091	75,309
LONG-TERM DEBT-Less current portion	629,042	646,630
OTHER LONG-TERM LIABILITIES	7,419	7,553
LIABILITIES OF DISCONTINUED OPERATIONS, FACILITY EXITS	1,738	1,909
DEFERRED INCOME TAXES	126,487	134,331
Total liabilities	839,777	865,732

CRC HEALTH CORPORATION STOCKHOLDER’S EQUITY:
Common stock, $0.001 par value-1,000 shares authorized; 1,000 shares issued and outstanding at September 30, 2009 and December 31, 2008	—	—
Additional paid-in capital	451,578	444,275
Accumulated deficit	(152,496)	(134,764)
Accumulated other comprehensive (loss)	(4,861)	(6,289)
Total CRC Health Corporation stockholder’s equity	294,221	303,222
NONCONTROLLING INTEREST	245	221
Total equity	294,466	303,443
TOTAL LIABILITIES AND EQUITY	$1,134,243	$1,169,175

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(In thousands)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
NET REVENUE:
Net client service revenue	$113,074	$121,325	$325,464	$349,908
Other revenue	1,650	2,146	5,417	6,125
Total net revenue	114,724	123,471	330,881	356,033
OPERATING EXPENSES:
Salaries and benefits	53,056	59,155	165,450	176,968
Supplies, facilities and other operating costs	32,438	35,647	95,126	103,525
Provision for doubtful accounts	1,558	1,663	4,614	4,909
Depreciation and amortization	5,678	5,690	17,005	16,778
Asset impairment	2,257	—	2,257	—
Goodwill impairment	24,919	142,238	24,919	142,238
Total operating expenses	119,906	244,393	309,371	444,418
OPERATING (LOSS) INCOME	(5,182)	(120,922)	21,510	(88,385)
INTEREST EXPENSE, NET	(11,519)	(13,110)	(35,337)	(40,132)
OTHER EXPENSE	—	(1)	(82)	(34)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(16,701)	(134,033)	(13,909)	(128,551)
INCOME TAX EXPENSE (BENEFIT)	993	(10,604)	1,171	(8,357)
LOSS FROM CONTINUING OPERATIONS, NET OF TAX	(17,694)	(123,429)	(15,080)	(120,194)
LOSS FROM DISCONTINUED OPERATIONS (net of tax benefit of ($429) and ($8,618) in the three months ended September 30, 2009 and 2008, and ($1,197) and ($9,342) in the nine months ended September 30, 2009 and 2008, respectively)	(1,027)	(16,204)	(2,623)	(17,564)
NET LOSS	(18,721)	(139,633)	(17,703)	(137,758)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	148	301	29	(57)
NET LOSS ATTRIBUTABLE TO CRC HEALTH CORPORATION	$(18,869)	$(139,934)	$(17,732)	$(137,701)

AMOUNTS ATTRIBUTABLE TO CRC HEALTH CORPORATION:
LOSS FROM CONTINUING OPERATIONS, NET OF TAX	$(17,842)	$(123,718)	$(15,113)	$(120,116)
DISCONTINUED OPERATIONS, NET OF TAX	(1,027)	(16,216)	(2,619)	(17,585)
NET LOSS ATTRIBUTABLE TO CRC HEALTH CORPORATION	$(18,869)	$(139,934)	$(17,732)	$(137,701)

Reconciliation of GAAP "Cash Flows Provided By Operating Activities" to non-GAAP "EBITDA from continuing operations" and Reconciliation of non-GAAP "EBITDA attributable to CRC Health Corporation" to GAAP "Net Loss attributable to CRC Health Corporation"
(In thousands) (unaudited)
	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
Cash flows provided by operating activities	$1,082	$259	$29,559	$21,090
Write-off of prior year acquisition costs	—	—	(62)	—
Amortization of debt discount and other financing costs	(1,104)	(1,132)	(3,279)	(3,357)
Stock-based compensation	(1,376)	(1,544)	(4,164)	(3,847)
Deferred income taxes	4,786	25,645	5,897	26,674
Net effect of changes in non-current net assets	2,219	(207)	2,618	(129)
Goodwill impairment	(24,919)	(142,238)	(24,919)	(142,238)
Asset impairment	(3,143)	(23,880)	(4,560)	(23,880)
Net effect of working capital changes	9,305	9,092	(1,674)	5,329
Interest expense and other financing costs	11,521	13,125	35,344	40,148
Income tax (benefit) expense	565	(19,222)	(26)	(17,699)
EBITDA attributable to CRC Health Corporation	(1,064)	(140,102)	34,734	(97,909)
Interest expense and other financing costs	(11,521)	(13,125)	(35,344)	(40,148)
Income tax expense (benefit)	(565)	19,222	26	17,699
Depreciation and amortization	(5,719)	(5,929)	(17,148)	(17,343)
Net loss attributable to CRC Health Corporation	$(18,869)	$(139,934)	$(17,732)	$(137,701)

Reconciliation of non-GAAP "EBITDA attributable to CRC Health Corporation" to non-GAAP "Adjusted pro forma EBITDA"
(In thousands) (unaudited)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
EBITDA attributable to CRC Health Corporation	$(1,064)	$(140,102)	$34,734	$(97,909)
Acquisition adjustments	—	236	117	1,083
Unrecognized profit on deferred revenue	—	13	—	13
Adjustments for discontinued operations	236	687	894	2,446
Asset impairment	3,143	23,880	4,560	23,880
Goodwill impairment	24,919	142,238	24,919	142,238
Non-impairment restructuring activities	468	—	2,481	—
Stock-based compensation expense	1,376	1,543	4,164	3,847
(Gain) loss on interest rate swap	—	1	—	34
Foreign exchange translation	28	35	21	35
Other nonrecurring costs	94	—	319	—
Loss (gain) on fixed asset disposal	428	(20)	599	(21)
Management fees to Sponsor	806	530	2,044	1,630
Write-off of cancelled acquisitions	—	116	62	240
Noncontrolling interest in loss of subsidiaries	148	301	29	(57)
Franchise taxes	44	40	35	128
Write-off of miscellaneous accounts (non-cash)	—	—	—	8
Adjusted Pro forma EBITDA	$30,626	$29,498	$74,978	$77,595

CRC Health Corporation Selected Statistics	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
Recovery Division:
Number of inpatient facilities - end of period	29	30
Number of outpatient facilities - end of period	15	15
Number of comprehensive treatment clinics (CTC) - end of period	54	64
Available beds - end of period	1,904	1,910
Patient days - Inpatient	416,355	417,918
Net revenue per patient day - inpatient	$350.83	$363.20
Patient days - CTC	7,041,552	6,695,627
Net revenue per patient day - CTC	$11.91	$11.75

Aspen Programs:
Number of facilities - end of period	25	29
Patient days	270,214	329,766
Net revenue per patient day	$289.73	$305.20

Weight Management:
Number of facilities - end of period	18	17
Patient days	71,165	80,345
Net revenue per patient day	$286.61	$281.09

Conference Call

CRC Health Corporation will host a conference call, open to all interested parties, on Thursday, November 19, 2009 beginning at 10:00 AM
Pacific Time (1:00 PM Eastern Time) . The number to call within the United States is (800) 218-2154. Participants outside the United States should call 913-312-0822. The conference ID is 6486033.

A replay of the conference call will be available starting at 1:00 PM Pacific Time (4:00 PM Eastern Time) on Thursday, November 19, 2009
until 1:00 PM Pacific Time (4:00 PM Eastern Time) Thursday, November 26, 2009. The replay number for callers within the United States is 888-203-1112 or 719-457-0820 from outside the United States and the conference ID for all callers is 6486033.

Forward-Looking Statements

This press release includes or may include "forward-looking statements." All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although CRC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: changes in government reimbursement for CRC's services; CRC's substantial indebtedness; changes in applicable regulations or a government investigation or assertion that CRC has violated applicable regulations; attempts by local residents to force our closure or relocation; the potentially difficult, unsuccessful or costly integration of recently acquired operations and future acquisitions;
the potentially difficult, unsuccessful or costly opening and operating of new treatment facilities; the possibility that commercial payors for CRC's services may undertake future cost containment initiatives; the limited number of national suppliers of methadone used in CRC's outpatient treatment clinics; the failure to maintain established relationships or cultivate new relationships with patient referral sources;
shortages in qualified healthcare workers; natural disasters such as hurricanes, earthquakes and floods; competition that limits CRC's ability to grow; the potentially costly implementation of new information systems to comply with federal and state initiatives relating to patient privacy, security of medical information and electronic transactions; the potentially costly implementation of accounting and other management systems and resources in response to financial reporting and other requirements; the loss of key members of
CRC's management; claims asserted against CRC or lack of adequate available insurance; and certain restrictive covenants in CRC's debt documents.

Contact:
CRC Health Corporation
Kevin Hogge, 877-272-8668
Chief Financial Officer